Exhibit 10.1

***	INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

AMENDMENT NO. 1 TO

LICENSE AND SETTLEMENT AGREEMENT

THIS AMENDMENT NO. 1 TO LICENSE AND SETTLEMENT AGREEMENT (this “Amendment”) dated as of February 29, 2012 (the “Amendment Date”), is entered into between Medicis Pharmaceutical Corporation, a Delaware corporation with an address at 7720 North Dobson Road, Scottsdale, Arizona 85256 on behalf of itself and its Affiliates (collectively, “Medicis”), and Ranbaxy Inc., a Delaware corporation with an address at 600 College Road East, Princeton, New Jersey 08540 and Ranbaxy Laboratories Limited, a corporation organized under the laws of the Republic of India with an address at Plot 90, Sector 32, Gurgaon (Haryana) India - 122001, on behalf of themselves and their respective Affiliates (collectively, “Ranbaxy”).

WHEREAS, the parties previously entered into that certain License and Settlement Agreement dated as of May 4, 2010 (the “Agreement”);

WHEREAS, the parties wish to amend the Agreement in certain respects on the terms and conditions set forth herein.

NOW THEREFORE, capitalized terms not defined in this Amendment shall have the meaning ascribed in the Agreement, and the parties hereby agree as follows:

1. Section 1.16 of the Agreement is hereby amended and restated in its entirety as follows:

1.16 “Ranbaxy NDA” means New Drug Application *** seeking approval to market the Ranbaxy Product and any supplements or amendments to such New Drug Application.

2. Section 1.17 of the Agreement is hereby amended by adding the following new sentence to the end of Section 1.17:

***.

3. ***.

4. This Amendment shall be effective for all purposes as of the Amendment Date. Except as expressly modified herein, the Agreement shall continue to remain in full force and effect in accordance with its terms, including, without limitation, all volume limitations on sales of Ranbaxy Product (see, e.g., Section 3.1.5), the right of first offer (see, e.g., Section 3.5) and payment terms and audit rights (see, e.g., Section 4).

5. This Amendment may be executed in counterparts, each of which shall be deemed to be an original and together shall be deemed to be one and the same document.

6. In any action brought regarding the validity, construction and enforcement of this Amendment, it shall be governed in all respects by the laws of the State of Delaware, without regard to the principles of conflicts of laws. The federal and state courts in the State of Delaware shall have jurisdiction over the parties hereto in all matters arising hereunder and the parties hereto agree that the venue with respect to such matters will be a state or federal court in the State of Delaware.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective duly authorized representatives effective as of the Amendment Date.

RANBAXY LABORATORIES LIMITED		MEDICIS PHARMACEUTICAL CORPORATION

By:	/s/ Rajiv Gulati	By:	/s/ Richard D. Peterson
Name:	Rajiv Gulati	Name:	Richard D. Peterson
Title:	President Global Pharmaceuticals	Title:	Executive VP, CEO & Treasurer

RANBAXY INC.

By:	/s/ Authorized Signatory
Name:	Authorized Signatory
Title:	Regional Director